Exhibit 99.1

RADIATION THERAPY SERVICES, INC.

PRESS RELEASE

Contact: David N.T. Watson Chief Financial Officer Radiation Therapy Services, Inc. 239-931-7281 dwatson@rtsx.com	Investors: Nick Laudico / Zack Kubow The Ruth Group 646-536-7030 / 7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com

RADIATION THERAPY SERVICES REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS

Second Quarter 2007 Highlights:

•	Total revenue increased 37.9% to $100.1 million from second quarter 2006

•	Net income increased 13.2% to $10.0 million or $0.41 per diluted share from second quarter 2006

•	Net cash provided by operating activities increased 33.8% to $28.9 million, from $21.6 million in 2006

•	Same practice treatments per day and revenue per treatment at freestanding centers increased 3.8% and 9.1%, respectively, from second quarter 2006

•	Same practice revenue increased 14.2% from second quarter 2006

FORT MYERS, FL, August 2, 2007 - Radiation Therapy Services, Inc. (Nasdaq: RTSX), a leading operator of radiation therapy centers, today announced financial results for the second quarter ended June 30, 2007.

Total revenue for the second quarter was $100.1 million, an increase of 37.9% from $72.6 million in the same quarter of 2006, with $15.0 million of the increase provided by new practices, or practices operated by Radiation Therapy for less than twelve months. Net patient service revenue, or revenue generated from services where the Company bills patients directly, principally at freestanding treatment centers, was $97.6 million. Other revenue, or revenue generated principally from services where Radiation Therapy bills a hospital for services provided, was $2.5 million.

Second quarter 2007 net patient service revenue includes $3.0 million related to the cumulative adjustment for an understatement of revenue for one local market. Approximately $2.3 million pertains to the year ended 2006 with the balance attributable to the first quarter of 2007.

Second quarter 2007 net patient service revenue was negatively impacted by machine upgrades performed during the quarter, which reduced the number of patients treated at those locations. While essential for long-term earnings growth, the down time for these upgrades negatively impacted second quarter 2007 net patient service revenue by approximately $1.7 million.

During the second quarter of 2007, $16.1 million of total net patient service revenue of $97.6 million was generated from professional services, compared to $6.0 million for the second quarter of 2006. This increase includes revenue from urology and surgical practices that enable the Company to offer a more integrated group approach to cancer care in certain local markets.

Same practice revenue growth, excluding the impact of the $3.0 million cumulative adjustment, was 14.2% for the quarter resulting from increases in revenue per treatment and treatments per day. For the second quarter 2007, the Company reported an average of 1,702 total treatments per day at its 69 freestanding centers, an 18.2% increase from the same period in 2006.

Net income for the second quarter was $10.0 million, or $0.41 per diluted share, an increase of 13.2% from net income of $8.8 million, or $0.37 per diluted share, for the same period in 2006.

In May 2007, the Company announced an agreement to acquire a radiation therapy treatment center in Salisbury, Maryland. The acquisition, which was completed in July, builds on Radiation Therapy’s presence in the Maryland local market. The facility has intensity modulated radiation therapy (IMRT) and image guided radiation therapy (IGRT) programs.

In June 2007, the Company closed a $50 million expansion of its credit facility by exercising the Term B accordion feature of the existing senior credit facility and using the proceeds to repay amounts outstanding under its revolving credit facility. This additional access to capital will support Radiation Therapy’s continued expansion within existing markets as well as entry into new local markets.

Radiation Therapy generated $28.9 million in net cash from operating activities for the six months ended June 30, 2007, up 33.8% from $21.6 million for the same period of 2006. Total capital expenditures, including capital lease obligations, for the six months ended June 30, 2007 were $20.2 million, compared to $18.2 million for the six months ended June 30, 2006. The Company's adjusted days sales outstanding for the second quarter 2007 were 54 days, compared to 57 days for the second quarter 2006. The Company defines adjusted DSOs as those related to practices it has operated for twelve months or longer.

Dr. Daniel Dosoretz, President and Chief Executive Officer, said, “We are pleased with our second quarter results. We continued to successfully execute on our near- and long-term growth strategy, while also investing in new technology platforms. Our growth in same practice treatment volumes as well as in the utilization of advanced technologies continues to fuel our organic growth. Same practice treatments per day and revenue per treatment grew 3.8% and 9.1%, respectively, in-line with our stated guidance. IGRT utilization also continues to expand towards our guidance, reaching 43.8% in the quarter. We also built on our presence in the Maryland local market with the acquisition of the Salisbury facility, an established practice with a respected group of physicians. We continue to evaluate additional acquisition opportunities and have further positioned the Company for acquisition growth by expanding our credit facility during the quarter.”

Effective July 1, 2007 David N.T. Watson assumed the role of chief financial officer, succeeding David M. Koeninger, who announced his retirement last year. Mr. Koeninger will remain with the Company on a consultant basis until June 2008. In May 2007, the Company announced that Janet Watermeier was appointed to the Company’s board of directors. Ms. Watermeier was appointed as an independent director to fill the vacancy created by the untimely death of James Charles Weeks in January 2007.

Guidance

Including announced acquisition activity, the Company is updating guidance for the full year 2007. The Company is increasing its expectation of revenues to the range of $390 to $402 million, and reducing its expectation of diluted earnings per share to the range of $1.50 to $1.56.

For the third quarter of 2007, the Company expects revenue to be in the range of $93 million to $99 million, with diluted earnings per share in the range of $0.27 per share to $0.30 per share.

The projections and guidance set forth above are estimates only and actual performance could differ. The Company’s guidance includes announced acquisition activity.

Conference Call

Management will host a conference call today at 10:00 a.m. ET to discuss financial results, guidance and other developments and business plans. A live Web cast of the conference call will be available online on the Company’s corporate Web site at www.rtsx.com. The dial-in numbers are (877) 407-0784 for domestic callers, and (201) 689-8560 for international. After the live Web cast, the call will remain available on Radiation Therapy’s Web site until September 2, 2007. In addition, a telephonic replay of the call will be available until August 16, 2007. The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers. Please use account number 3055 and conference ID number 248073.

About Radiation Therapy Services, Inc.
Radiation Therapy Services, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 80 treatment centers are clustered into 25 local markets in 16 states, including Alabama, Arizona, California, Delaware, Florida, Kentucky, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island and West Virginia. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site www.rtsx.com. RTSXG

This release may contain forward-looking statements about the Company's future plans, expectations and objectives, including, but not limited to, the Company's expected financial results and estimates for 2007. Words such as "may," "will," "expect," "intend," "anticipate," "plan," "believe," "seek," "could" and "estimate" and variations of these words and similar expressions are intended to identify forward- looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to the Company's actual financial results and those risk factors described in the "Risk Factors" section and other information in the Company's most recently filed quarterly report on Form 10-Q and annual report on Form 10-K, as well as the Company's other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net patient service revenue	$97,637	$69,666	$193,150	$140,883
Other revenue	2,504	2,965	4,807	5,690
Total revenues	100,141	72,631	197,957	146,573

Salaries and benefits	50,842	35,438	100,763	71,381
Medical supplies	3,013	1,712	5,838	3,898
Facility rent expense	3,189	2,239	6,211	4,493
Other operating expenses	4,304	2,599	8,611	5,611
General and administrative expenses	9,943	7,581	19,595	14,793
Depreciation and amortization	5,742	4,020	11,215	7,729
Provision for doubtful accounts	2,812	2,805	5,716	5,327
Interest expense, net	3,793	2,277	7,596	4,442
Total expenses	83,638	58,671	165,545	117,674

Income before minority interests	16,503	13,960	32,412	28,899
Minority interests in net (earnings) losses of
consolidated entities	(217)	403	(599)	(112)

Income before income taxes	16,286	14,363	31,813	28,787

Income tax expense	6,270	5,515	12,248	11,083

Net income	10,016	8,848	19,565	17,704

Other comprehensive income:
Unrealized gain on derivative interest
rate swap agreement, net of tax	121	124	70	237
Comprehensive income	$10,137	$8,972	$19,635	$17,941

Net income per common share outstanding - basic	$0.43	$0.38	$0.83	$0.77
Net income per common share outstanding - diluted	$0.41	$0.37	$0.81	$0.74

Weighted average shares outstanding:
Basic	23,477	23,165	23,445	23,063
Diluted	24,167	23,955	24,155	23,927

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30,	December 31,
	2007	2006
	(unaudited)	(a)
ASSETS
Current assets:
Cash and cash equivalents	$12,605	$15,413
Accounts receivable, net	66,695	52,764
Income taxes receivable	3,635	938
Prepaid expenses	6,072	8,273
Current portion of lease receivable	275	427
Inventories	1,764	1,613
Deferred income taxes	6,579	5,583
Other	1,222	2,527
Total current assets	98,847	87,538

Lease receivable, less current portion	42	154
Equity investments in joint ventures	1,205	1,215
Property and equipment, net	171,654	152,379
Goodwill	147,477	138,785
Intangible assets, net	7,400	7,599
Other assets	18,273	11,424
Total assets	$444,898	$399,094

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$10,360	$10,604
Accrued expenses	21,111	14,679
Current portion of long-term debt	12,919	12,285
Total current liabilities	44,390	37,568
Long-term debt, less current portion	202,473	192,959
Other long-term liabilities	2,870	2,584
Deferred income taxes	27,146	24,070
Minority interest in consolidated entities	12,234	7,104
Total liabilities	289,113	264,285
Shareholders' equity
Preferred stock, $0.0001 par value, 10,000 shares authorized,
none issued or outstanding	-	-
Common stock, $0.0001 par value, 75,000 shares authorized,
23,512 and 23,367 shares issued and outstanding at
June 30, 2007 and December 31, 2006, respectively	2	2
Additional paid-in capital	82,869	81,465
Retained earnings	73,136	53,683
Notes receivable from shareholders	(337)	(386)
Accumulated other comprehensive income, net of tax	115	45
Total shareholders' equity	155,785	134,809
Total liabilities and shareholders' equity	$444,898	$399,094

(a) Derived from audited financial statements

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended
	June 30,
	2007	2006
Cash flows from operating activities
Net income	$19,565	$17,704
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,278	6,911
Amortization	937	818
Deferred rent expense	327	163
Deferred income tax provision	2,036	735
Stock based compensation	113	34
Tax benefit from stock option exercise	(612)	(1,339)
Provision for doubtful accounts	5,716	5,327
Loss on the sale of property and equipment	2	39
Minority interests in net earnings of consolidated entities	599	112
Equity interest in net loss (income) of joint ventures	10	(22)
Changes in operating assets and liabilities:
Accounts receivable, gross	(19,647)	(11,848)
Income taxes receivable	3,003	1,418
Inventories	(151)	(238)
Prepaid expenses	2,201	(756)
Accounts payable	(1,866)	198
Accrued expenses	6,425	2,375

Net cash provided by operating activities	28,936	21,631

Cash flows from investing activities
Purchase of property and equipment	(17,119)	(10,369)
Acquisition of radiation centers	(10,165)	(12,907)
Payment of assumed acquisition liability	(5,200)	-
Proceeds from the sale of property and equipment	2	4
Sales of marketable securities, net	-	5,450
(Loans to) repayments from employees	(499)	11
Contribution of capital to joint venture entities	(4,305)	(14)
Change in lease receivable	264	350
Change in other assets	641	(253)

Net cash used in investing activities	(36,381)	(17,728)

Cash flows from financing activities
Proceeds from issuance of debt	12,500	1,800
Principal repayments of debt	(8,894)	(5,498)
Proceeds from exercise of stock options	679	3,818
Tax benefit from stock option exercise	612	1,339
Payments of notes receivable from shareholders	49	47
Minority interest in partnership distribution	(159)	(92)
Payments of loan costs	(150)	(60)
Net cash provided by financing activities	4,637	1,354

Net (decrease) increase in cash and cash equivalents	(2,808)	5,257
Cash and cash equivalents, at beginning of period	15,413	8,980

Cash and cash equivalents, at end of period	$12,605	$14,237

Supplemental disclosure of non-cash transactions
Recorded capital lease obligations related to the acquisition of equipment	$3,087	$7,863
Recorded non-cash contribution of capital by minority interest holder	$4,782	$-
Recorded non-cash contribution of capital to joint venture entities	$1,099	$-
Recorded Term B loan borrowing used to pay down the revolver	$50,000	$-

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
KEY OPERATING STATISTICS
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2007	2006	Change	2007	2006	Change

Number of treatment days	64	64		128	128

Total treatments - freestanding centers	108,951	92,129	18.3%	219,973	187,525	17.3%

Treatments per day - freestanding centers	1,702	1,440	18.2%	1,719	1,465	17.3%

Percentage change in revenue per treatment -
freestanding centers - same practice basis	9.1%	21.9%		8.1%	18.6%

Percentage change in treatments per day -
freestanding centers - same practice basis	3.8%	2.4%		3.5%	4.3%

Local markets at period end	25	23	8.7%

Treatment centers - freestanding	69	58	19.0%
Treatment centers - hospital	11	12	-8.3%
	80	70	14.3%

Adjusted days sales outstanding for the quarter *	54	57
* Excludes office locations operating for less than one year

Percentage change in total revenues - same practice basis	14.2%	20.2%		11.6%	20.0%

Net patient service revenue - professional
services only (in thousands)	$16,137	$6,006		$31,729	$12,748

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